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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                     SEPTEMBER 9, 2004 (SEPTEMBER 2, 2004)

                    BEHRINGER HARVARD SHORT-TERM OPPORTUNITY
                                    FUND I LP
             (Exact Name of Registrant as Specified in Its Charter)

             TEXAS                       333-100125              71-0897614
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (866) 655-1620
              (Registrant's telephone number, including area code)


              1323 NORTH STEMMONS FREEWAY, SUITE 212, DALLAS, TEXAS
                                      75207
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 11, 2004, the Registrant acquired in a single transaction properties located in Dallas, Texas consisting of a five-story office building (the "Woodall Rodgers Building") containing approximately 74,090 rentable square feet and a free-standing single story bank office building with drive-through lanes (the "Bank Building"), both located on approximately 1.7 acres subject to a ground lease that expires in 2097 (the "Improved Property") and approximately
1.6 acres of undeveloped land adjoining the Improved Property (the "Development Property," and together with the Improved Property, the "Woodall Rodgers Property"). The total purchase price of the Woodall Rodgers Property was $10,300,000 plus closing costs of approximately $527,216. The Woodall Rodgers Property is held by Behringer Harvard Woodall Rodgers LP (the "Woodall Rodgers Partnership"), in which Behringer Harvard Woodall Rodgers GP, LLC, a wholly owned subsidiary of the Registrant, is the general partner, the Registrant is the Class A Limited Partner and PRG Realty Partners, Ltd is the Class B Limited Partner.

        On September 2, 2004, the Woodall Rodgers Partnership entered into a Contract of Purchase and Sale with Texas Land & Realty, LLC (the "Purchaser") for the sale of the Development Property. The Purchaser is not affiliated with the Registrant. The sale price of the Development Property is expected to be approximately $4,194,780. The Contract of Purchase and Sale required the Purchaser to make a $100,000 earnest money deposit on September 8, 2004. The sale of the Development Property is expected to be completed on or about March 1, 2005. At the closing of the sale of the Development Property, the Registrant shall pay a real estate commission to third parties in an amount equal to 6% of the first $500,000 of the purchase price and 3% of the balance of the purchase price above $500,000. One-half of the real estate commission paid by the Registrant shall be paid to Robert W. McMillan, a member of the Registrant's advisory board. In addition to such real estate commission, the Registrant will be obligated to pay applicable subordinated disposition fees to the Registrant's general partner pursuant to the terms of the Registrant's Agreement of Limited Partnership.

        The Purchaser's obligation to acquire the Development Property is contingent upon the Purchaser's satisfactory completion of a 90-day due diligence review of the Development Property during which time the Purchaser may consider items including the feasibility of the Purchaser's intended use of the Development Property, property tax statements with respect to the Development Property for the calendar year 2003, all lease agreements regarding the use of the Development Property, copies of all engineering and/or soils reports relating to the Development Property, copies of all environmental reports relating to the Development Property, copies of the most recent title insurance policies with respect to the Development Property, and copies of the most recent surveys with respect to the Development Property.

        No assurances can be given that the sale of the Development Property will be completed.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

        (c)     Exhibits.

                The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

                        99.1. Contract of Purchase and Sale dated September 2, 2004.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            Behringer Harvard Short-Term
                                            Opportunity Fund I LP

                                            By: Behringer Harvard Advisors II LP
                                                Co-General Partner



        Dated:  September 9, 2004           By: /s/ Gary S. Bresky
                                                --------------------------------
                                                Gary S. Bresky
                                                Chief Financial Officer and
                                                Treasurer





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